                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Consolidated Financial Data", "Experts" and "Change in Independent Accountants" and to the use of our report dated July 25, 1997 (except for Note 1 as to which
the date is           , 1997), in Amendment No. 3 to the Registration Statement
(Form S-1 No. 333-22425) and related Prospectus of Globecomm Systems Inc. for the registration of 2,750,000 shares of its common stock.


                                          Ernst & Young LLP

Melville, New York

                            ------------------------

    The foregoing consent is in the form that will be signed upon completion of the split of outstanding shares of common stock and amendment to the certificate of incorporation as described in Note 1 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP


                                          ERNST & YOUNG LLP

Melville, New York
July 28, 1997